                                                                    Exhibit 23.3
                                                                    ------------



                            Independent Auditors' Consent


The Board of Directors
PHI Acquisition Holdings, Inc.:


We consent to the inclusion of our report dated August 9, 1996 in the Prospectus Offer to exchange all outstanding shares of 12 1/2% Series A Senior Redeemable Preferred Stock for shares of 12 1/2% Series A Exchange Senior Redeemable Preferred Stock of High Voltage Engineering Corporation on Form S-4 relating to the consolidated balance sheets of PHI Acquisition Holdings, Inc. and subsidiaries as of June 28, 1996 and June 30, 1995, and the related statements of operations, stockholders' equity and cash flows for the years then ended and to the reference to our firm under the heading "Experts."



                                        /s/ KPMG Peat Marwick LLP

                                            KPMG Peat Marwick LLP


Minneapolis, Minnesota
August 18, 1997